Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: October 28, 2019

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports Third Quarter 2019 Results

CHICAGO, Oct. 28, 2019 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2019. Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted.

“We continued to capture the benefits of our initiatives that make JBT a more efficient operation, with better than expected margin expansion in the third quarter of 2019," said Tom Giacomini, Chairman, President, and Chief Executive Officer. "We also enjoyed continued strength at AeroTech and across our aftermarket business. However, we have not seen improvement in orders at FoodTech, with a continued lag converting commercial activity to customer commitments due to business uncertainty.”

Third quarter 2019 revenue of $489.4 million increased 2 percent, as 10 percent growth from acquisitions offset a 3 percent decline organically, a 2 percent headwind from foreign exchange translation, and a 4 percent decline attributable to the absence of the ASC 606 transition benefit recorded in the third quarter of 2018.

Operating income was $48.6 million in the third quarter of 2019. Net income for the third quarter of 2019 was $33.5 million. Adjusted EBITDA expanded 15 percent to $75.8 million, with a 190 basis point margin improvement to 15.5 percent.

Margins benefited from continued operational improvements resulting from the restructuring program and implementation of the JBT operating system as well as a higher percentage of revenue from aftermarket business. FoodTech operating profit margins in the third quarter of 2019 were roughly level with the year-ago period, while absorbing higher acquisition-related costs. FoodTech adjusted EBITDA margins expanded 240 basis points to 19.7 percent. AeroTech operating profit margin increased 250 basis points while AeroTech adjusted EBITDA margins expanded 280 basis points to 15.2 percent.

Diluted earnings per share from continuing operations was $1.04 for the third quarter of 2019 compared with $0.82 in the third quarter of 2018. Adjusted earnings per share was $1.28 compared with $1.12 in the year-ago period.

Orders and Backlog

Third quarter 2019 orders increased 3.5 percent year over year on flat orders at FoodTech and a 9 percent increase at AeroTech. Backlog declined 8 percent at FoodTech and increased 8 percent at AeroTech.
Restructuring Program
"We continued to capture benefits from our company-wide restructuring program as reflected in incremental savings of $7 million in the third quarter," said Brian Deck, Executive Vice President and Chief Financial Officer.
Outlook
"We have adjusted full-year 2019 guidance to reflect better than expected margin gains, offset by softer FoodTech revenue," added Deck. For 2019, JBT expects revenue growth of 2 - 3 percent organically, with about 1 percent at FoodTech and 5 - 6 percent at AeroTech, and 7 percent from acquisitions. Foreign exchange is expected to be a 2 - 3 percent revenue headwind. Reported revenue is expected to be flat to up 1 percent year over year, considering 2018 included revenue of $127 million associated with the transition to ASC 606.

The Company changed full-year 2019 GAAP diluted earnings per share from continuing operations guidance to $4.10 - $4.20, including a projected $0.10 per share discrete tax benefit in the fourth quarter. This tax benefit does not impact adjusted earnings guidance, which has been narrowed to $4.80 - $4.90.

Third Quarter 2019 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Tuesday, October 29, 2019 to discuss third quarter financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 4516347 or through the link on our website at https://www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. ET on October 29, 2019.
##
JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,400 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

We provide non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or changes the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, we believe we provide a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.
These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$489.4	$481.9	$1,400.2	$1,382.4
Cost of sales	341.8	346.8	970.0	1,003.4

Gross profit	147.6	135.1	430.2	379.0
Gross profit %	30.2%	28.0%	30.7%	27.4%

Selling, general and administrative expense	97.7	86.9	293.1	261.5
Restructuring expense	1.3	11.6	11.5	32.8

Operating income	48.6	36.6	125.6	84.7
Operating income %	9.9%	7.6%	9.0%	6.1%

Pension expense, other than service cost	0.5	—	1.5	0.6
Net interest expense	5.9	3.4	13.4	10.5
Income from continuing operations before income taxes	42.2	33.2	110.7	73.6
Provision for income taxes	8.7	6.8	23.5	12.1
Income from continuing operations	33.5	26.4	87.2	61.5
Loss from discontinued operations, net of taxes	—	—	0.3	0.3
Net income	$33.5	$26.4	$86.9	$61.2

Basic earnings per share:
Income from continuing operations	$1.05	$0.83	$2.74	$1.93
Loss from discontinued operations	—	—	0.01	0.01
Net income	$1.05	$0.83	$2.73	$1.92

Diluted earnings per share:
Income from continuing operations	$1.04	$0.82	$2.72	$1.91
Loss from discontinued operations	—	—	0.01	0.01
Net income	$1.04	$0.82	$2.71	$1.90

Weighted average shares outstanding
Basic	31.9	31.9	31.9	31.9
Diluted	32.1	32.1	32.0	32.2

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Income from continuing operations as reported	$33.5	$26.4	$87.2	$61.5

Non-GAAP adjustments:
Restructuring expense	1.3	11.6	11.5	32.8
M&A related cost(1)	8.7	2.2	20.2	4.0
Impact on tax provision from Non-GAAP adjustments(2)	(2.5)	(3.5)	(7.8)	(9.5)
Impact on tax provision from repatriation	—	0.6	—	0.6
Impact on tax provision from rate change on deferred taxes	—	(1.5)	—	(1.5)
Adjusted income from continuing operations	$41.0	$35.8	$111.1	$87.9

Income from continuing operations as reported	$33.5	$26.4	$87.2	$61.5
Total shares and dilutive securities	32.1	32.1	32.0	32.2
Diluted earnings per share from continuing operations	$1.04	$0.82	$2.72	$1.91

Adjusted income from continuing operations	$41.0	$35.8	$111.1	$87.9
Total shares and dilutive securities	32.1	32.1	32.0	32.2
Adjusted diluted earnings per share from continuing operations	$1.28	$1.12	$3.47	$2.73

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(2) Impact on tax provision was calculated using the Company’s annual effective tax rate of 24.7% and 25.7% for September 30, 2019 and 2018, respectively.
The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,		As of October 28, 2019
	2019	2018	2019	2018	Outlook FY 2019

Net income	$33.5	$26.4	$86.9	$61.2	$131.0 to $136.0

Loss from discontinued operations, net of taxes	—	—	0.3	0.3	~1.0

Income from continuing operations as reported	33.5	26.4	87.2	61.5	$132.0 - $137.0

Income tax provision	8.7	6.8	23.5	12.1	34.0 to 35.0
Interest expense, net	5.9	3.4	13.4	10.5	21.0 to 22.0
Depreciation and amortization	17.2	15.3	47.5	43.1	65.0 to 66.0

EBITDA	65.3	51.9	171.6	127.2	$254.0 to $261.0

Restructuring expense	1.3	11.6	11.5	32.8	12.0 to 15.0
Pension expense, other than service cost	0.5	—	1.5	0.6	~1.0
M&A related cost	8.7	2.2	20.2	4.0	~22.0

Adjusted EBITDA	$75.8	$65.7	$204.8	$164.6	$290.0 to $300.0

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
JBT FoodTech	$334.3	$332.5	$972.2	$997.7
JBT AeroTech	155.0	149.5	427.8	384.6
Other revenue and intercompany eliminations	$0.1	$(0.1)	$0.2	$0.1
Total revenue	$489.4	$481.9	$1,400.2	$1,382.4

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$42.5	$41.9	$132.5	$110.8
JBT FoodTech segment operating profit %	12.7%	12.6%	13.6%	11.1%

JBT AeroTech	22.2	17.6	50.2	40.2
JBT AeroTech segment operating profit %	14.3%	11.8%	11.7%	10.5%

Total segment operating profit(2)	64.7	59.5	182.7	151.0
Total segment operating profit %	13.2%	12.3%	13.0%	10.9%

Corporate expense(1)	14.8	11.3	45.6	33.5
Restructuring expense	1.3	11.6	11.5	32.8
Operating income	$48.6	$36.6	$125.6	$84.7
Operating income %	9.9%	7.6%	9.0%	6.1%

Other business segment information

	Three Months Ended September 30,		Nine Months Ended September 30,
Inbound Orders	2019	2018	2019	2018
JBT FoodTech	$283.3	$282.3	$900.1	$952.9
JBT AeroTech	180.3	165.7	492.3	467.3
Other revenue and intercompany eliminations	0.1	0.1	0.2	0.2
Total inbound orders	$463.7	$448.1	$1,392.6	$1,420.4

			As of September 30,
			2019	2018
Order Backlog
JBT FoodTech			$377.3	$408.2
JBT AeroTech			376.2	346.9
Total order backlog			$753.5	$755.1

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$42.5	$22.2	$(16.1)	$48.6
Restructuring expense	—	—	1.3	1.3
M&A related cost(1)	7.9	—	0.8	8.7
Adjusted operating profit	50.4	22.2	(14.0)	58.6
Depreciation and amortization	15.4	1.3	0.5	17.2
Adjusted EBITDA	$65.8	$23.5	$(13.5)	$75.8

Revenue	$334.3	$155.0	$0.1	$489.4
Operating profit %	12.7%	14.3%		9.9%
Adjusted operating profit %	15.1%	14.3%		12.0%
Adjusted EBITDA %	19.7%	15.2%		15.5%

	Nine Months Ended September 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$132.5	$50.2	$(57.1)	$125.6
Restructuring expense	—	—	11.5	11.5
M&A related cost (1)	13.2	0.9	6.1	20.2
Adjusted operating profit	145.7	51.1	(39.5)	157.3
Depreciation and amortization	42.0	3.5	2.0	47.5
Adjusted EBITDA	$187.7	$54.6	$(37.5)	$204.8

Revenue	$972.2	$427.8	$0.2	$1,400.2
Operating profit %	13.6%	11.7%		9.0%
Adjusted operating profit %	15.0%	11.9%		11.2%
Adjusted EBITDA %	19.3%	12.8%		14.6%

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$41.9	$17.6	$(22.9)	$36.6
Restructuring expense	—	—	11.6	11.6
M&A related cost (1)	2.0	0.2	—	2.2
Adjusted operating profit	43.9	17.8	(11.3)	50.4
Depreciation and amortization	13.6	0.7	1.0	15.3
Adjusted EBITDA	$57.5	$18.5	$(10.3)	$65.7

Revenue	$332.5	$149.5	$(0.1)	$481.9
Operating profit %	12.6%	11.8%		7.6%
Adjusted operating profit %	13.2%	11.9%		10.5%
Adjusted EBITDA %	17.3%	12.4%		13.6%

	Nine Months Ended September 30, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$110.8	$40.2	$(66.3)	$84.7
Restructuring expense	—	—	32.8	32.8
M&A related cost (1)	3.8	0.2	—	4.0
Adjusted operating profit	114.6	40.4	(33.5)	121.5
Depreciation and amortization	38.8	2.2	2.1	43.1
Adjusted EBITDA	$153.4	$42.6	$(31.4)	$164.6

Revenue	$997.7	$384.6	$0.1	$1,382.4
Operating profit %	11.1%	10.5%		6.1%
Adjusted operating profit %	11.5%	10.5%		8.8%
Adjusted EBITDA %	15.4%	11.1%		11.9%

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT FOR FISCAL YEAR 2018
(Unaudited and in millions)

	Three Months Ended December 31, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$58.7	$23.9	$(23.5)	$59.1
Restructuring expense	—	—	14.2	14.2
M&A related cost	0.4	0.4	—	0.8
Adjusted operating profit	59.1	24.3	(9.3)	74.1
Depreciation and amortization	13.0	0.6	1.0	14.6
Adjusted EBITDA	$72.1	$24.9	$(8.3)	$88.7

Revenue	$363.7	$173.5	$0.1	$537.3
Operating profit %	16.1%	13.8%		11.0%
Adjusted operating profit %	16.2%	14.0%		13.8%
Adjusted EBITDA %	19.8%	14.4%		16.5%

	Twelve Months Ended December 31, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$169.5	$64.1	$(89.8)	$143.8
Restructuring expense	—	—	47.0	47.0
M&A related cost	4.2	0.6	—	4.8
Adjusted operating profit	173.7	64.7	(42.8)	195.6
Depreciation and amortization	51.7	2.9	3.1	57.7
Adjusted EBITDA	$225.4	$67.6	$(39.7)	$253.3

Revenue	$1,361.4	$558.1	$0.2	$1,919.7
Operating profit %	12.5%	11.5%		7.5%
Adjusted operating profit %	12.8%	11.6%		10.2%
Adjusted EBITDA %	16.6%	12.1%		13.2%

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. This historical information is being provided for comparative purposes. We are providing this historical information for comparison purposes. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30,	December 31,
	2019	2018

Cash and cash equivalents	$49.1	$43.0
Trade receivables, net	354.7	323.7
Inventories	264.0	206.1
Other current assets	57.3	45.7
Total current assets	725.1	618.5

Property, plant and equipment, net	264.5	239.7
Other assets	929.2	584.3
Total assets	$1,918.8	$1,442.5

Short-term debt and current portion of long-term debt	$1.6	$0.5
Accounts payable, trade and other	186.8	191.2
Advance and progress payments	116.5	145.8
Other current liabilities	167.9	147.8
Total current liabilities	472.8	485.3

Long-term debt, less current portion	768.7	387.1

Accrued pension and other postretirement benefits, less current portion	61.2	72.5
Other liabilities	92.4	40.7

Common stock and additional paid-in capital	227.6	226.9
Retained earnings	493.9	416.5
Accumulated other comprehensive loss	(197.8)	(186.5)
Total stockholders' equity	523.7	456.9
Total liabilities and stockholders' equity	$1,918.8	$1,442.5

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended September 30,
	2019	2018

Cash flows from operating activities:
Income from continuing operations	$87.2	$61.5

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	47.5	43.1
Other	12.1	(16.0)

Changes in operating assets and liabilities:
Trade accounts receivable, net	(16.2)	(18.5)
Inventories	(18.5)	(49.2)
Accounts payable, trade and other	(12.8)	16.4
Advance and progress payments	(37.1)	17.3
Other - assets and liabilities, net	(27.1)	(28.0)

Cash provided by continuing operating activities	35.1	26.6

Cash required by discontinued operating activities	(0.2)	(0.6)

Cash provided by operating activities	34.9	26.0

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(368.4)	(57.6)
Capital expenditures	(29.2)	(28.5)
Other	1.3	1.8

Cash required by investing activities	(396.3)	(84.3)

Cash flows provided by financing activities:
Net proceeds on credit facilities	388.1	107.4
Dividends	(9.5)	(9.8)
Other	(10.1)	(32.4)

Cash provided by financing activities	368.5	65.2

Effect of foreign exchange rate changes on cash and cash equivalents	(1.0)	(2.4)

(Decrease) increase in cash and cash equivalents	6.1	4.5

Cash and cash equivalents, beginning of period	43.0	34.0

Cash and cash equivalents, end of period	$49.1	$38.5

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Nine Months Ended September 30,
	2019	2018

Cash provided (required) by continuing operating activities	$35.1	$26.6
Less: capital expenditures	29.2	28.5
Plus: proceeds from sale of fixed assets	1.3	1.8
Plus: pension contributions	7.2	18.3
Free cash flow (FCF)	$14.4	$18.2

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore exclude these contributions from the calculation of Free cash flow.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2019

Diluted earnings per share from continuing operations	$4.10 - $4.20

Non-GAAP adjustments:
Restructuring expense (1)	0.40
M&A related costs(2)	0.66

Impact on tax provision from Non-GAAP adjustments(3)	(0.27)
Impact on tax provision from repatriation (4)	(0.10)

Adjusted diluted earnings per share from continuing operations	$4.80 - $4.90

(1) Restructuring expense is estimated to be approximately $12 - 15 million for full year 2019. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $22 million for full year 2019. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share. Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(3) Impact on tax provision was calculated using the Company's effective tax rate of approximately 25%.

(4) We expect to include a discrete tax benefit related to repatriation of previously taxed income.

JBT CORPORATION
ADJUSTMENTS DUE TO ASC 606 BY SEGMENT FOR FISCAL YEAR 2018
(Unaudited and in millions)
	As reported
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$303.6	$361.6	$332.5	$363.7	$1,361.4
JBT AeroTech	105.6	129.5	149.5	173.5	558.1
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$409.2	$491.3	$481.9	$537.3	$1,919.7

Segment operating profit
JBT FoodTech	$21.5	$47.4	$41.9	$58.7	$169.5
JBT AeroTech	7.9	14.7	17.6	23.9	64.1
Total segment operating profit	$29.4	$62.1	$59.5	$82.6	$233.6

	Adjustments due to ASC 606
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$(51.6)	$(28.0)	$(18.2)	$(15.8)	$(113.6)
JBT AeroTech	1.1	(3.6)	0.4	(11.4)	(13.5)
Other revenue and intercompany eliminations	—	—	—	—	—
Total revenue	$(50.5)	$(31.6)	$(17.8)	$(27.2)	$(127.1)

Segment operating profit
JBT FoodTech	$(13.1)	$(6.0)	$(3.7)	$(1.2)	$(24.0)
JBT AeroTech	0.1	(1.4)	(0.4)	(2.0)	(3.7)
Total segment operating profit	$(13.0)	$(7.4)	$(4.1)	$(3.2)	$(27.7)

	Amounts without adoption
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$252.0	$333.6	$314.3	$347.9	$1,247.8
JBT AeroTech	106.7	125.9	149.9	162.1	544.6
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$358.7	$459.7	$464.1	$510.1	$1,792.6

Segment operating profit
JBT FoodTech	$8.4	$41.4	$38.2	$57.5	$145.5
JBT AeroTech	8.0	13.3	17.2	21.9	60.4
Total segment operating profit	$16.4	$54.7	$55.4	$79.4	$205.9